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                                                                    Exhibit 99.1

PRESS RELEASE

             MICROISLET RECEIVES NOTICE FROM AMERICAN STOCK EXCHANGE

SAN DIEGO, APRIL 25, 2007 /(PrimeNewswire via COMTEX News Network)/ -- MicroIslet, Inc. (Amex: MII)(the "Company"), a biotechnology company engaged in the development and commercialization of patented technologies in transplantation therapy for people with insulin-dependent diabetes, announced today that on April 20, 2007, it received a letter from the American Stock Exchange (Amex) indicating a Staff Determination of Amex 's intent to strike the Company's common stock from Amex by filing an application with the Securities and Exchange Commission, pursuant to Section 1009(d) of the Amex Company Guide.

As previously reported, on January 25, 2007, the Company received notice from the staff of the Amex indicating that the Company is not in compliance with certain continued listing standards set forth in the Amex Company Guide. Specifically, the notice cited failure to comply with Section 1003(a)(ii) of the Company Guide, because the Company has stockholders' equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years; and Section 1003(a)(iii) of the Company Guide, because the Company has stockholders' equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years.

The Company submitted a plan on February 26, 2007, pursuant to Section 1009 of the Amex Company Guide, advising Amex of the actions it has taken, or will take, that would bring it into compliance with the applicable listing standards.

The April 20, 2007 notice letter indicated that in addition to the continued listing standards set forth in the January 25, 2007 letter, the Company has fallen out of compliance with Section 1003(a)(iv) of the Amex Company Guide, which states that Amex will normally consider suspending dealings in, or removing from the list, securities of a company which has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of Amex, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

The Company has not determined whether it will request a hearing before a Listing Qualification Panel to appeal the delisting decision. The request for a hearing must be filed on or prior to April 27, 2007. If the Company does not request a hearing, Amex will suspend trading in its common stock and will promptly initiate delisting proceedings by submitting an application to the SEC to strike the Company's common stock from listing and registration on the Amex. If the Company timely requests a hearing, the request for a hearing will stay the delisting action until the Listing Qualification Panel has issued its decision, unless the Amex staff determines that immediate suspension is necessary or appropriate, in which case the Amex staff may immediately suspend trading. There can be no assurance that an appeal to the Listing Qualification Panel will be successful, and if there is an adverse decision, Amex will then suspend trading in the Company's common stock and will promptly initiate delisting proceedings by submitting an application to the SEC to strike the Company's common stock from listing and registration on the Amex. Following any such suspension, the Company expects its common stock to trade on the Over-the-Counter Bulletin Board.

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      EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET
FORTH IN THIS PRESS RELEASE, INCLUDING THOSE RELATED TO THE COMPANY'S EXPECTATIONS REGARDING AMEX'S DELISTING PROCEEDINGS AND ITS ABILITY TO TRADE ITS COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. AMONG OTHERS, THERE CAN BE NO ASSURANCE THAT ONE OR MORE MARKET MAKERS WILL SUBMIT THE NECESSARY APPLICATIONS FOR THE COMPANY'S COMMON STOCK TO TRADE ON THE OVER-THE-COUNTER BULLETIN BOARD. OTHER RISKS THAT MAY AFFECT FORWARD-LOOKING INFORMATION CONTAINED IN THIS REPORT ARE DETAILED FROM TIME TO TIME IN THE COMPANY'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

About MicroIslet

MicroIslet is a biotechnology company engaged in the development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's islet transplantation technology, including patented technology exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop a first product, called MicroIslet-HTM, a microencapsulated human islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. MicroIslet is also working to develop and commercialize a second product, MicroIslet-PTM, a microencapsulated porcine islet cell suspension for transplantation in patients with insulin-dependent diabetes, which if successful, will address the inherently limited supply of human islets. Additional information about MicroIslet can be found at www.microislet.com.


For more information, please visit our Web site at www.microislet.com. For further information, contact:

    Kevin A. Hainley, MicroIslet Inc.
    858-657-0287


Source: MicroIslet, Inc.

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